UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2011

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of principal executive offices)

(Zip Code)

(847) 484-4400

Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Due to the anticipated spin-off of Fortune Brands Home & Security, Inc. (“FBHS”) from Fortune Brands, Inc. (“Fortune Brands”), a blackout period is expected to begin on October 4, 2011 and is expected to end on or before October 7, 2011 (the “Blackout Period”) with respect to FBHS common stock for participants in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan and the Fortune Brands Home & Security Retirement Savings Plan (collectively, the “Plans”). During the Blackout Period, participants will be temporarily unable to transfer any portion of their account balances either into or out of the Fortune Brands or FBHS company stock funds available under the Plans and will be unable to receive a loan or distribution of that portion of their account balances.

As a result of the foregoing, on September 2, 2011, FBHS sent a notice to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning on October 4, 2011 and ending on October 7, 2011, during which period they will be prohibited from engaging in transactions in equity securities of FBHS (the “Notice”). In the Notice, FBHS designated Lauren Tashma at 520 Lake Cook Road, Deerfield, IL 60015 or (847) 484-4443 to respond to inquiries about the blackout period.

The Notice was provided to the directors and executive officers of FBHS pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Important Notice to Directors and Executive Officers of Fortune Brands Home & Security, Inc. Concerning Sarbanes-Oxley Act Trading Restrictions, dated September 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.

Date: September 2, 2011	By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma Title: Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Important Notice to Directors and Executive Officers of Fortune Brands Home & Security, Inc. Concerning Sarbanes-Oxley Act Trading Restrictions, dated September 2, 2011